Exhibit 99.2

TPG Pace Beneficial II Corp. Completes Initial Public Offering

SAN FRANCISCO, CA AND FORT WORTH, TX, April 16, 2021 – TPG Pace Beneficial II Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 35,000,000 Class A ordinary shares and the issuance of an additional 5,000,000 Class A ordinary shares pursuant to the partial exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per share, resulting in gross proceeds of $400,000,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The shares began trading on the New York Stock Exchange under the ticker symbol “YTPG” on April 14, 2021.

The Company is focused on sponsoring the public listing of a company that combines attractive business fundamentals with, or with the potential for, strong environmental, social and governance policies.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are serving as joint book runners for the offering, and Northland Securities, Inc. and Siebert Williams Shank & Co., LLC are serving as co-managers.

The offering was made only by means of a prospectus, copies of which may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, NY 10005, email: prospectus.cpdg@db.com; tel: (800) 503-4611; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectus-eq_fi@jpmchase.com, tel: (866) 803-9204; and Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, email: prospectus-ny@ny.email.gs.com, tel: (866) 471-2526.

A registration statement relating to the securities was declared effective by the SEC on April 13, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the initial public offering. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About TPG Pace Beneficial II Corp.

TPG Pace Beneficial II Corp. is a special purpose acquisition company formed by TPG Pace Group for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of TPG Pace Beneficial II Corp. is to identify and acquire businesses that are better suited to generate strong returns in a public market environment with, or with the potential for, strong environmental, social and governance policies.

About TPG Pace Group

TPG Pace Group is the firm's dedicated permanent capital platform, created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. Since that time, the platform has successfully listed seven SPACs and completed three transactions and has two announced transactions. TPG Pace Group has a long-term, patient, and highly flexible capital base, allowing us to seek transactions across industries and geographies. The creation of TPG Pace Group builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types.

Media Contact:

Luke Barrett / Courtney Power
(415) 743-1550
media@tpg.com

Investor Contact:

TPG Pace

(212) 405-8458

pace@tpg.com